UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGYR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2019, Magyar Bank (the Bank”) entered into Supplemental Executive Retirement Plans (the “SERPs”) with John Fitzgerald, the Bank’s President and Chief Executive Officer, and Jon Ansari, the Bank’s Executive Vice President and Chief Financial Officer.

A summary of the SERP is set forth hereinbelow at Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, the Bank entered into SERP agreements with John Fitzgerald and Jon Ansari (collectively, the “Executives”) to provide certain benefits upon retirement or other termination of employment. Under the terms of the SERP, at normal retirement age (age 65), the Executive will be entitled to an annual benefit in the amount of $160,923, in the case of Mr. Fitzgerald, and $78,681, in the case of Mr. Ansari, payable in monthly installments over a period of 15 years, commencing on the first day of the second month following attainment of age 65. Each Executive will be fully vested in his accrued liability balance (i.e., the “accrued benefit”) under his SERP. In the event of a termination of employment prior to age 65, including due to disability, but excluding due to the Executive’s death or separation from service within two years after a change in control (as defined in the SERP), the Executive will be entitled to his accrued benefit, payable in a lump sum, on the first day of the second month following the attainment of age 65. If the Executive’s employment terminates within twenty-four (24) months following a change in control, the Executive will be entitled to the present value of the normal retirement benefit (e.g., the present value of annual payments the Executive would otherwise be entitled to at age 65, further reduced to their present value as of the date of the Executive’s termination of employment), payable in a lump sum on the first day of the second month following separation from service. In the event the Executive dies while in active service to the Bank and before attaining his normal retirement age, the Executive’s beneficiary will not be entitled to any benefit under the SERP, but will be entitled to the benefit payable under any endorsement split-dollar life insurance agreement to which the Executive is a party, provided, however, if the Executive is not a party to an endorsement split dollar agreement at such time, then his beneficiary would be entitled to the Executive’s accrued benefit, payable in a lump sum. In the event the Executive is terminated by the Bank for cause (as defined in the SERP), the Executive will not receive any benefits under the SERP.

The foregoing description of the SERPs does not purport to be complete and is qualified in its entirety by reference to the SERPs attached hereto as Exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell Company Transactions. Not Applicable
(d)	Exhibits.

Exhibit No.	Description

10.1	Magyar Bank Supplemental Executive Retirement Plan for John Fitzgerald

10.2	Magyar Bank Supplemental Executive Retirement Plan for Jon Ansari

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: May 29, 2019	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer